Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 16, 2026, relating to the financial statements of Bleichroeder Acquisition Corp. II as of December 31, 2025 and for the period from August 27, 2025 (inception) through December 31, 2025. which is contained in this Registration Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PCa

East Brunswick, New Jersey

November 2, 2026